Agreement to Buyout and Release
This Agreement to Buyout and Release (this “Agreement”) is entered into between 1347 Advisors LLC, a Delaware limited liability company (“1347 Advisors”), and 1347 Property Insurance Holdings, Inc., a Delaware corporation (“PIH”), and is effective as February __, 2015. Each of 1347 Advisors and PIH may be referred to individually as a “Party” and collectively as the “Parties”. Unless otherwise stated, all capitalized terms used in this Agreement have the meanings set forth in Section 12 of this Agreement.
Recitals
WHEREAS, PIH and 1347 Advisors previously entered into a Management Services Agreement dated February 11, 2014 (the “MSA”), pursuant to which 1347 Advisors agreed to provide consultation in corporate development initiatives and other services to PIH;
WHEREAS, PIH has determined that it would be in its best interests to terminate the MSA and 1347 Advisors has agreed to voluntarily terminate the MSA (the “Transaction”); and
WHEREAS, as a result of the foregoing, PIH and 1347 Advisors desire to enter into this Agreement to set forth in writing the terms and conditions of the Transaction.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, hereby agree as follows:
1.Termination of MSA. Subject to the terms and conditions of this Agreement, each of PIH and 1347 Advisors hereby agrees that the MSA shall be terminated and cancelled as of the Closing Date, other than Section 7 of the MSA, which shall survive indefinitely. The Parties also agree that the Consulting Fee payable to 1347 Advisors under the MSA is due to 1347 Advisors and shall be paid through January 31, 2015 (the “January Fee”). Each of PIH and 1347 Advisors hereby waives any and all notice obligations to each other set forth in the MSA relating to the termination thereof.
2.Consideration. In consideration of 1347 Advisors agreeing to voluntarily terminate the MSA, PIH hereby agrees that (A) at the Closing, it shall (i) pay to 1347 Advisors the Cash Payment, (ii) execute and deliver the Performance Shares Grant Agreement to 1347 Advisors (or its designee), (iii) issue to 1347 Advisors (or its designee) 120,000 shares of Series B Preferred Shares of PIH (the “Series B Preferred Shares”) and (iv) execute and deliver the Warrant to 1347 Advisors (or its designee) and (B) within three (3) business days of receipt from Louisiana Citizens of accurate data regarding January written premium transactions sufficient to calculate the January Fee, pay to 1347 Advisors the January Fee.
3.Time and Place of Closing; Closing and Post-Closing Deliveries.
a.The Transaction shall be deemed to have been consummated (the “Closing”) at 8:00 a.m. Central Time on the date hereof (the “Closing Date”) electronically by mutual exchange of facsimile or portable document format (.PDF) signatures, or at such other date or time as may be agreed upon from time to time in writing by PIH and 1347 Advisors.
b.At the Closing, (i) PIH shall (x) pay the Cash Payment to 1347 Advisors by wire transfer of immediately available funds, (y) issue the Series B Preferred Shares to 1347 Advisors (or its designee) and (z) execute and deliver to 1347 Advisors (or its designee) the Performance Shares Grant Agreement and the Warrant and (ii) 1347 Advisors shall execute and deliver to PIH the Performance Shares Grant Agreement and the Warrant and return all Proprietary Information (as defined in the MSA) pursuant to the terms of Section 7 of the MSA. Within three (3) business days of receipt from Louisiana Citizens of accurate data regarding January written premium transactions sufficient to calculate the January Fee, PIH shall pay the January Fee to 1347 Advisors by wire transfer of immediately available funds.
4.Release. In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, effective upon the satisfaction of PIH’s obligations under Section 2 of this Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”) hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement arising out of or relating to the MSA, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Agreement (including the rights and obligations under Section 7 of the MSA).
5.Representations and Warranties.
a.Each of PIH and 1347 Advisors hereby represents and warrants to the other Party that:

(i)	such Party is a corporation or limited liability company (as the case may be) duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii)
such Party has the full right, corporate or limited liability company power (as the case may be) and authority to enter into this Agreement, the Performance Shares Grant Agreement and the Warrant (as applicable) and to perform its obligations hereunder and thereunder;

(iii)
the execution of this Agreement, the Performance Shares Grant Agreement and the Warrant by the individual whose signature is set forth at the end of such agreements on behalf of such Party (as applicable), and the delivery of such agreements by such Party (as applicable), have been duly authorized by all necessary corporate or limited liability company action (as the case may be) on the part of such Party;

(iv)
this Agreement, the Performance Shares Grant Agreement and the Warrant have been executed and delivered by such Party (as applicable) and (assuming due authorization, execution and delivery by the other Party) constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity; and

(v)
such Party (i) knows of no Claims against the other Party relating to or arising out of the MSA that are not covered by the release contained in Section 4 of this Agreement and (ii) has neither assigned nor transferred any of the Claims released herein to any Person and no Person has subrogated to or has any interest or rights in any Claims.

b.PIH hereby represents and warrants to 1347 Advisors that:

(i)
the execution of the Series B Certificate of Designation and the issuance of the Series B Preferred Shares, the Performance Shares, the Warrant and the Warrant Shares (collectively, the “Securities”) have been duly authorized by all necessary corporate action on the part of PIH;

(ii)
neither the issuance of the Securities nor the execution of the Series B Certificate of Designation will conflict with or result in a breach by PIH of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which PIH is subject; and

(iii)
upon issuance in accordance with the terms hereof, the Warrant or the Performance Shares Grant Agreement (as applicable), the Securities will be duly and validly issued, fully paid and nonassessable, and 1347 Advisors will have good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions under federal and state securities laws, (ii) transfer restrictions set forth in the Warrant and the Performance Shares Grant Agreement and (iii) liens, claims or encumbrances imposed due to the actions of 1347 Advisors.

c.1347 Advisors hereby represents and warrants to PIH that:

(i)
1347 Advisors is acquiring the Securities for 1347 Advisors’ own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)	1347 Advisors is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(iii)
1347 Advisors understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that PIH is relying upon the truth and accuracy of, and 1347 Advisors’ compliance with, the representations and warranties of 1347 Advisors set forth herein in order to determine the availability of such exemptions and the eligibility of 1347 Advisors to acquire such Securities.

(iv)	1347 Advisors did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) promulgated under the Securities Act.

(v)
1347 Advisors has been furnished with all materials relating to the business, finances and operations of PIH and materials relating to the offer and sale of the Securities which have been requested by 1347 Advisors. 1347 Advisors has been afforded the opportunity to ask questions of the executive officers and directors of PIH. 1347 Advisors understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)
1347 Advisors understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the

Securities by 1347 Advisors nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)
1347 Advisors understands that: (a) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) the Securities will not be registered under the Securities Act or any state securities laws; and (c) neither PIH nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(viii)
1347 Advisors has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as PIH, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. 1347 Advisors has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. 1347 Advisors can afford a complete loss of its investments in the Securities.

d.All of the representations and warranties contained herein shall survive the Closing Date.
6.Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware without giving effect to any choice of conflict law provision or rule (whether of the State of Delaware or any other jurisdiction).
7.EACH PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES AND SUBSIDIARIES, TO THE FULLEST EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES ACKNOWLEDGE THIS WAIVER OF TRIAL BY JURY BY PLACING THEIR INITIALS HERE:
____________                    ___________
1347 Advisors                        PIH
8.Notices. All notices and other communications provided for in this Agreement shall be given in writing, addressed to the recipient Party as follows (or at such other address that shall be specified in a notice given in accordance with this Section 8):
If to 1347 Advisors:        1347 Advisors LLC
150 Pierce Road, 6th Floor
Itasca, IL 60143
Fax No.: 847-952-7079
Attention: President
If to PIH:            1347 Property Insurance Holdings, Inc.
1511 N. Westshore Blvd., Suite 870
Tampa, FL 33607

Fax No.: 813-579-6237
Attention: President
All notices and other communications shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, five days after being deposited in the mail (by registered or certified mail, postage prepaid), and (iii) if delivered by facsimile, when received.
9.Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned or delegated by a Party, in whole or part, whether voluntarily, by operation of law, change of control or otherwise, without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
10.Entire Agreement; Severability. This Agreement is the entire agreement of the Parties relating to the subject matter hereof, and the Parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. This Agreement replaces and supersedes any and all prior discussions and agreements that the Parties have had and have entered into with respect to the subject matter hereof. No amendment, waiver or modification of this Agreement shall be valid unless made in writing and signed by each of the Parties. If any provision of this Agreement shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and every other provision of this Agreement shall be valid and enforceable, to the fullest extent permitted by law.
11.Counterparts; Facsimiles. This Agreement may be executed in counterparts, each of which may be executed and delivered via facsimile or portable document format (.PDF) electronic delivery with the same validity as if it were an ink-signed document and each of which shall be effective and binding on the parties as of the date first set forth above. Each such counterpart shall be deemed an original and, when taken together with other signed counterparts, shall constitute one and the same Agreement.
12.Definitions. Except as otherwise noted, for all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 12, which meanings shall apply equally to the singular and plural forms of the terms so defined:
a.“1347 Advisors” has the meaning set forth in the preamble of this Agreement.
b.“Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a specified Person. For the purpose of this definition, the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
c.“Agreement” has the meaning set forth in the preamble of this Agreement.
d.“Cash Payment” means Two Million Dollars ($2,000,000).
e.“Claims” has the meaning set forth in Section 4 of this Agreement.
f.“Closing” has the meaning set forth in Section 3.a. of this Agreement.
g.“Closing Date” has the meaning set forth in Section 3.a. of this Agreement.
h.“January Fee” has the meaning set forth in Section 1 of this Agreement.
i.“MSA” has the meaning set forth in the recitals of this Agreement.

j.“Party” and “Parties” have the meanings set forth in the preamble of this Agreement.
k.“Performance Shares” means the 100,000 shares of common stock of PIH issuable under the Performance Shares Grant Agreement.
l.“Performance Shares Grant Agreement” means the Performance Shares Grant Agreement between PIH and 1347 Advisors (or its designee) in the form attached hereto as Exhibit A, pursuant to which PIH will grant to 1347 Advisors (or its designee) 100,000 shares of common stock of PIH once the price of the common stock of PIH reaches $10.00 per share, subject to the terms and conditions set forth therein.
m.“Person” shall mean any individual, general partnership, government entity, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or similar organization, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so requires.
n.“PIH” has the meaning set forth in the preamble of this Agreement.
o.“Releasees” has the meaning set forth in Section 4 of this Agreement.
p.“Releasors” has the meaning set forth in Section 4 of this Agreement.
q.“Securities” has the meaning set forth in Section 5.b.(i) of this Agreement.
r.“Securities Act” has the meaning set forth in Section 5.a.(ii) of this Agreement.
s.“Series B Certificate of Designation” means the Certificate of Designation of Series B Preferred Shares of PIH in the form attached hereto as Exhibit B.
t.“Series B Preferred Shares” has the meaning set forth in Section 2 of this Agreement.
u.“Transaction” has the meaning set forth in the preamble of this Agreement.
v.“Warrant” means the Common Stock Purchase Warrant issued by PIH to 1347 Advisors (or its designee) in the form attached hereto as Exhibit C, pursuant to which PIH will issue to 1347 Advisors (or its designee) warrants to purchase 1,500,000 shares of common stock of PIH subject to the terms and conditions set forth therein.
w.“Warrant Shares” means the 1,500,000 shares of common stock of PIH available for purchase upon exercise of the Warrant.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first set forth above.

1347 Advisors LLC	1347 Property Insurance Holdings, Inc.
By: _________________________________	By: _________________________________

Exhibit A
Form of Performance Shares Grant Agreement
PERFORMANCE SHARES GRANT AGREEMENT
This Performance Shares Grant Agreement (this “Agreement”), dated February __, 2015, is by and between 1347 Property Insurance Holdings, Inc., a Delaware corporation (the “Company”), and 1347 Advisors LLC, a Delaware limited liability company (“1347 Advisors”). Each of 1347 Advisors and the Company may be referred to individually as a “Party” and collectively as the “Parties”.
1.Grant. For good and valuable consideration, including but not limited to the consideration described in Section 2 hereof, the Company hereby agrees to grant 1347 Advisors an aggregate of 100,000 shares (the “Shares”) of common stock of the Company, par value $0.001 (the “Common Stock”), subject to the terms, conditions and restrictions set forth in this Agreement.

2.Consideration. In consideration for the Shares being granted under this Agreement, simultaneous with the execution hereof, 1347 Advisors is entering into the Agreement to Buyout and Release, dated as of the date hereof, by and between the Company and 1347 Advisors, pursuant to which 1347 Advisors will voluntarily terminate the Management Services Agreement, dated February 11, 2014, by and between the Company and 1347 Advisors.

3.Award Schedule. 1347 Advisors shall be eligible to receive the Shares at any time that the last sales price of the Common Stock on the NASDAQ or any other national exchange on which the Common Stock is traded equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period (the “Milestone”).

4.Dividends. If the Company shall pay a cash dividend on its Common Stock, 1347 Advisors shall not be entitled to any cash dividend equivalent payments in respect of or corresponding to any Shares which have not yet been granted to 1347 Advisors, provided, however, that 1347 Advisors’ right to any cash dividend equivalent payments shall begin as soon as the Milestone is achieved, whether or not the Shares are issued.

5.Changes in Common Stock. In the event of any change in the number and kind of outstanding shares of Common Stock by reason of any recapitalization, reorganization, merger, consolidation, stock dividend, stock split, reverse stock split, or any extraordinary distribution or extraordinary dividend to holders of Common Stock (whether paid in cash or otherwise), the Company shall make an appropriate adjustment in the number and terms of the Shares subject to this Agreement so that, after such adjustment, the Shares shall represent a right to receive the same consideration (or if such consideration is not available, other consideration of the same value) that 1347 Advisors would have received in connection with such recapitalization, reorganization, merger, consolidation, stock split, extraordinary distribution or extraordinary dividend if 1347 Advisors had owned on the applicable record date a number of shares of Common Stock equal to the number of Shares subject to this Agreement prior to such adjustment.

6.General Restrictions. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer the Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Common Stock is listed for trading.

7.Issuance of Shares. Upon the achievement of the Milestone resulting in an award of the Shares hereunder, the Company shall, as soon as reasonably practicable (and no later than 5 business days following the date the Milestone was achieved), issue the Shares to 1347 Advisors.

8.Agreement to Comply with the Securities Act; Legend. 1347 Advisors agrees to comply in all respects with the provisions of this Section 8 and Section 9 and further agrees that 1347 Advisors shall not offer, sell or otherwise dispose of any Shares to be issued upon achievement of the Milestone except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). All Shares issued upon achievement of the Milestone (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”
9.Restrictions Imposed by the Securities Act. The Shares shall not be transferred unless and until: (i) the Company has received the opinion of counsel for 1347 Advisors that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company or (ii) a registration statement or a post-effective amendment to the registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission and compliance with applicable state securities law has been established.

10.Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware without giving effect to any choice of conflict law provision or rule (whether of the State of Delaware or any other jurisdiction).

11.EACH PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES AND SUBSIDIARIES, TO THE FULLEST EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES ACKNOWLEDGE THIS WAIVER OF TRIAL BY JURY BY PLACING THEIR INITIALS HERE:
____________                    ___________
1347 Advisors                        The Company
12.Notices. All notices and other communications provided for in this Agreement shall be given in writing, addressed to the recipient Party as follows (or at such other address that shall be specified in a notice given in accordance with this Section 12):

If to 1347 Advisors:        1347 Advisors LLC
150 Pierce Road, 6th Floor
Itasca, IL 60143
Fax No.: 847-952-7079
Attention: President
If to the Company:        1347 Property Insurance Holdings, Inc.
1511 N. Westshore Blvd., Suite 870
Tampa, FL 33607
Fax No.: 813-579-6237
Attention: President
All notices and other communications shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, five days after being deposited in the mail (by registered or certified mail, postage prepaid), and (iii) if delivered by facsimile, when received.
13.Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned or delegated by a Party, in whole or part, whether voluntarily, by operation of law, change of control or otherwise, without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

14.Entire Agreement; Severability. This Agreement is the entire agreement of the Parties relating to the subject matter hereof, and the Parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. This Agreement replaces and supersedes any and all prior discussions and agreements that the Parties have had and have entered into with respect to the subject matter hereof. No amendment, waiver or modification of this Agreement shall be valid unless made in writing and signed by each of the Parties. If any provision of this Agreement shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and every other provision of this Agreement shall be valid and enforceable, to the fullest extent permitted by law.

15.Counterparts; Facsimiles. This Agreement may be executed in counterparts, each of which may be executed and delivered via facsimile or portable document format (.PDF) electronic delivery with the same validity as if it were an ink-signed document and each of which shall be effective and binding on the parties as of the date first set forth above. Each such counterpart shall be deemed an original and, when taken together with other signed counterparts, shall constitute one and the same Agreement.

16.Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Performance Shares Grant Agreement on the date first written above.
1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	_________________________________
Name:
Title:

1347 ADVISORS LLC

By:	_________________________________ Name:
Title:

Exhibit B
Form of Series B Certificate of Designation
CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED SHARES OF 1347 PROPERTY INSURANCE HOLDINGS, INC.
Pursuant to Section 151 of the General Corporation Law of the State of Delaware, 1347 Property Insurance Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:
WHEREAS, the Second Amended and Restated Certificate of Incorporation of the Corporation (as may be further amended or amended and restated from time to time, the “Certificate of Incorporation”) authorizes the issuance of up to one million (1,000,000) shares of preferred stock, par value $25.00 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series;
WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series; and
WHEREAS, on January 16, 2014, the Board established and fixed the Series A Convertible Preferred Shares of the Corporation, which Series A Convertible Preferred Shares were converted into shares of Common Stock and warrants to acquire shares of Common Stock at the time of the Company’s initial public offering.
NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:
Section 1.Designation. There shall be a series of Preferred Stock that shall be designated as “Series B Preferred Shares” (the “Series B Preferred Shares”) and the number of Shares constituting such series shall be 120,000. The rights, preferences, powers, restrictions and limitations of the Series B Preferred Shares shall be as set forth herein.

Section 2.Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Board” has the meaning set forth in the Recitals.
“Certificate of Designation” has the meaning set forth in the Recitals.
“Certificate of Incorporation” has the meaning set forth in the Recitals.
“Change of Control” means (a) any sale, lease or transfer or series of sales, leases or transfers of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries; (b) any sale, transfer or issuance (or series of sales, transfers or issuances) of capital stock by the Corporation or the holders of Common Stock (or other voting stock of the Corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such sale, transfer or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Corporation; or (c) any merger, consolidation, recapitalization or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such merger, consolidation, recapitalization or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.
“Common Stock” means the common stock, $0.001 par value per share, of the Corporation.
“Corporation” has the meaning set forth in the Preamble.
“Date of Issuance” means, for any Share, February __, 2015.
“Dividend Reference Date” means each anniversary of the Date of Issuance.
“Exempt Dividends and Repurchases” means (a) any dividend or distribution payable on the Common Stock in shares of Common Stock and (b) any repurchase of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services.
“Junior Securities” means, collectively, the Common Stock and any other class of securities of the Corporation that is specifically designated as junior to the Series B Preferred Shares.
“Liquidation” has the meaning set forth in Section 5.1.
“Liquidation Value” means, with respect to any Share on any given date, $25.00.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.
“Payment Date” has the meaning set forth in Section 4.2.
“Preferred Stock” has the meaning set forth in the Recitals.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.
“Series B Preferred Shares” has the meaning set forth in Section 1.
“Series B Preferred Shares Breach” has the meaning set forth in Section 8.1.
“Series B Redemption” means a redemption of the Shares by the Corporation pursuant to Section 7.1 or Section 7.2.
“Series B Redemption Date” means the date on which any Series B Redemption occurs.
“Series B Redemption Price” means $25 per Share plus all unpaid accrued dividends on all such Share (whether or not declared).
“Share” means a share of Series B Preferred Shares.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.
Section 3.Rank. With respect to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series B Preferred Shares shall rank senior to all Junior Securities, and the Corporation shall not issue any other series of Preferred Stock that ranks equal or senior to the Series B Preferred Shares while any Share is outstanding.

Section 4.Dividends.

4.1    Accrual and Payment of Dividends. From and after the Date of Issuance of any Share, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of eight percent (8%) per annum of the Liquidation Value. All accrued dividends on any Share shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series B Preferred Shares in accordance with the provisions of Section 5 or Section 7.

4.2    Compounding Dividends. To the extent that on any Dividend Reference Date commencing with the third anniversary of the Date of Issuance (such third anniversary and each successive anniversary of the Date of Issuance, a “Payment Date”), the Corporation does not pay the dividends on the Shares outstanding accrued during the twelve-month period ending upon such Dividend Reference Date (the “Current Pay Dividends”), such Current Pay Dividends shall accumulate and compound from and after the applicable Dividend Reference Date and shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of thirteen percent (13%) per annum and shall remain accruing and accumulated dividends until such Current Pay Dividends are paid in full.

4.3    Junior Securities. The Board shall have the discretion to declare and pay any dividends or make other distributions on, or repurchase or redeem, any Junior Securities while any accrued dividends on the Shares remain unpaid, provided that during the time that any Current Pay Dividends are unpaid and compounding pursuant to Section 4.2, no dividends or other distributions or repurchases or redemptions on any Junior Securities (other than Exempt Dividends and Repurchases) shall be declared or paid by the Board until such Current Pay Dividends and all dividends accrued thereon pursuant to Section 4.2 are declared and paid in full.

Section 5.Liquidation.

5.1    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the holders of Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, plus all unpaid accrued dividends on all such Shares (whether or not declared), and will not be entitled to any further assets of the Corporation.

5.2    Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares the Liquidation Value, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series B Preferred Shares in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

5.3    Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days following the date the Board approves such action, or no later than twenty (20) days following any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change.

Section 6.Voting. The Shares shall not be entitled to vote with respect to any matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law, nor will the holders of the Series B Preferred Shares be given any notice of a meeting or vote by the Corporation, except as provided herein.

Section 7.Redemption of Series B Preferred Shares.

7.1    Mandatory Redemption. Unless redeemed earlier by the Corporation with the written consent of the holders of a majority of the Shares or pursuant to Section 7.2, the Corporation shall redeem on February __, 2020 the then outstanding Shares for a price per Share equal to the Series B Redemption Price.

7.2    Non-Mandatory Redemption. The Corporation shall have the option to redeem the then outstanding Shares for a price per Share equal to the Series B Redemption Price immediately prior to the consummation of any Change of Control that occurs prior to February __, 2020.

7.3    Payment. In exchange for the surrender to the Corporation by the respective holders of Shares of their certificate or certificates representing such Shares, the aggregate Series B Redemption Price for all Shares held by each holder of Shares shall be payable in cash in immediately available funds to the respective holders of the Series B Preferred Shares on the Series B Redemption Date and the Corporation shall contribute all of its assets to the payment of the aggregate Series B Redemption Price on all Shares, and to no other corporate purpose, except to the extent prohibited by applicable Delaware law.

7.4    Insufficient Funds; Remedies For Nonpayment. If on the Series B Redemption Date, the assets of the Corporation legally available are insufficient to pay the full Series B Redemption Price for the total number of Shares required to be redeemed pursuant to Section 7.1 or Section 7.2, the Corporation shall (i) take all appropriate action reasonably within its means to maximize the assets legally available for paying the aggregate Series B Redemption Price on all Shares, (ii) redeem out of all such assets legally available therefor on the Series B Redemption Date the maximum possible number of Shares that it can redeem on such date, pro rata among the holders of such Shares to be redeemed in proportion to the aggregate number of Shares elected to be redeemed by each such holder on the applicable Series B Redemption Date and (iii) following the applicable Series B Redemption Date, at any time and from time to time when additional assets of the Corporation become legally available to redeem the remaining Shares, the Corporation shall immediately use such assets to pay the remaining balance of the aggregate applicable Series B Redemption Price.

7.5    Compounding Series B Redemption Price. To the extent any amount of the aggregate Series B Redemption Price on all Shares remains unpaid as of the Series B Redemption Date, such amount shall accumulate and compound on a daily basis at the rate of thirteen percent (13%) per annum until all such amounts due have been paid.

7.6    Rights Subsequent to Redemption. If on the Series B Redemption Date, the Series B Redemption Price is paid (or tendered for payment) for any of the Shares to be redeemed on such Series B Redemption Date, then on such date all rights of the holder in the Shares so redeemed and paid or tendered shall cease and such Shares shall no longer be deemed issued and outstanding.

Section 8.Breach of Obligations.

8.1    Series B Preferred Shares Breach. A breach by the Corporation of the rights, preferences, powers, restrictions and limitations of the Series B Preferred Shares set forth herein shall mean the occurrence of one or more of any of the events and conditions set forth in this Section 8.1 (each such event or condition, a “Series B Preferred Shares Breach”), whether such event or condition occurs voluntarily or involuntarily, by operation of law or pursuant to any judgment, order, decree, rule or regulation and regardless of the reason or cause of such event or condition.

(a)Nonpayment of Redemption or Liquidation Payments. The failure of the Corporation to make any (i) redemption payment when due pursuant to Section 7 or (ii) liquidation payment when due pursuant to Section 5, in each case whether or not such payment is legally permissible or is otherwise prohibited.

(b)Bankruptcy or Insolvency. The Corporation or any of its Subsidiaries (i) becomes insolvent or admits its inability to pay its debts generally as they become due; (ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven (7) days or is not dismissed or vacated within ninety (90) days after filing; (iii) makes a general assignment for the benefit of creditors; or (iv) has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

8.2    Consequences of Breach. In addition to any other rights which a holder of Shares is entitled under any other contract or agreement and any other rights such holder may have pursuant to applicable law, the holders of Series B Preferred Shares shall have the rights and remedies set forth in this Section 8.2 on the occurrence of a Series B Preferred Shares Breach.

(a)Redemption Right. If a Series B Preferred Shares Breach has occurred (other than a Series B Preferred Shares Breach described in Section 8.1(b)) and is continuing for a period of thirty (30) days, any holder of Series B Preferred Shares shall have the right to elect to have, out of funds legally available therefor, all (but not less than all) of the then outstanding Series B Preferred Shares immediately redeemed by the Corporation for a price per Share equal to the Series B Redemption Price. Any such redemption shall occur not more than twenty (20) days following receipt by the Corporation of the request by the holder.

(b)Automatic Redemption on Bankruptcy. Notwithstanding the earliest dates for redemption set forth in Section 7, if a Series B Preferred Shares Breach described in Section 8.1(b) has occurred, all of the then outstanding Series B Preferred Shares shall be subject to redemption immediately without any action required by the holders of Shares, for a price per Share equal to the Series B Redemption Price. Any such redemption shall occur immediately and shall otherwise be executed in accordance with the provisions of Section 7, applied mutatis mutandis.

Section 9.Reissuance of Series B Preferred Shares. Any Series B Preferred Shares redeemed, converted or otherwise acquired by the Corporation or any Subsidiary shall be cancelled and retired as authorized and issued shares of capital stock of the Corporation and no such Shares shall thereafter be reissued, sold or transferred.

Section 10.Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 10).

Section 11.Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Corporation and holders of at least 50% of the Shares, and any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Series B Preferred Shares; provided, that no such action shall change or waive (a) the definition of Liquidation Value or (b) this Section 11, without the prior written consent of each holder of outstanding Series B Preferred Shares; provided, further, that no amendment, modification or waiver of the terms or relative priorities of the Series B Preferred Shares may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders in accordance with this Section 11.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Designation is duly executed on behalf of the Corporation by an authorized officer as of this __ day of February, 2015.
1347 PROPERTY INSURANCE
HOLDINGS, INC.

By:     ______________________________________
Name:
Title:

Exhibit C
Form of Warrant
THIS PURCHASE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.
COMMON STOCK PURCHASE WARRANT
For the Purchase of 1,500,000 Shares of Common Stock
of
1347 PROPERTY INSURANCE HOLDINGS, INC.

1.
Purchase Warrant. THIS CERTIFIES THAT, in consideration of the voluntary termination by 1347 Advisors LLC, a Delaware limited liability company (the “Holder”), of the Management Services Agreement, dated February 11, 2014, by and between 1347 Property Insurance Holdings, Inc., a Delaware corporation (the “Company”) and the Holder pursuant to the Agreement to Buyout and Release, dated as of February __, 2015, by and between the Company and the Holder, and for other good and valuable consideration, Holder, as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from February __, 2015 (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, February __, 2022 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 1,500,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), subject to the limitations as provided in Section 2.2 hereof and adjustment as provided in Section 5 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $15.00 per Share; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Warrant, including the Exercise Price and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price per Share or the adjusted exercise price per Share, depending on the context.

2.Exercise.
2.1    Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2    Limitations on the Number of Shares Issuable.

2.2.1    Notwithstanding anything herein to the contrary, the Company shall not issue to Holder any Shares issuable upon exercise of this Warrant (the “Warrant Shares”) to the extent that after giving effect to such issuance of Warrant Shares, the Holder (together with Holder’s affiliates) would (a) beneficially own in excess of 19.9% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (b) control in excess of 19.9% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Company’s common stock (the “Maximum Aggregate Voting Amount”), unless and until the Company obtains stockholder approval permitting such issuance in accordance with applicable NASDAQ Stock Market rules (“Stockholder Approval”).

2.2.2    For purposes of this Section 2.2, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.2.3    For purposes of this Section 2.2, in determining the number of outstanding shares of the Company’s common stock, Holder may rely on the number of outstanding shares of the Company’s common stock as reflected in (i) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Securities and Exchange Commission, (ii) a more recent public announcement by the Company, or (iii) any other written notice by the Company or the Company’s transfer agent setting forth the number of shares of the Company’s common stock outstanding. Upon the written or oral request of Holder, the Company shall within five business days confirm orally and in writing to Holder the number of shares of the Company’s common stock then outstanding.

2.2.4    If on any attempted exercise of this Warrant, the issuance of Warrant Shares would cause Holder to exceed the Maximum Aggregate Ownership Amount or the Maximum Aggregate Voting Amount, and the Company shall not have previously obtained Stockholder Approval at the time of exercise, then the Company shall issue to Holder such number of Warrant Shares as may be issued below the Maximum Aggregate Ownership Amount or Maximum Aggregate Voting Amount, as the case may be.

2.2.5    The Company shall, at the next annual meeting of stockholders of the Company (the “Stockholder Meeting”), seek approval from the Company’s stockholders of a proposal approving the issuance of the Warrant Shares in excess of the Maximum Aggregate Ownership Amount and the Maximum Aggregate Voting Amount upon exercise of the Warrant in accordance with applicable law and the rules and regulations of the NASDAQ Stock Market.

2.2.6    If stockholder approval of the matters set forth in Section 2.2.5 hereof is not obtained at the Stockholder Meeting, the Company shall cause the Registration Rights Agreement, dated February 28, 2014, by and between Kingsway America Inc. and the Company (the “Registration Rights Agreement”) to be amended to provide that (i) Holder is granted a demand registration right thereunder with respect to the resale by Holder of the Warrants, which demand registration may, at the option of Holder, be for the Company to file a shelf registration statement that permits the resale of the Warrants from time to time thereunder, (ii) the Company is required to include the Warrants in any shelf registration statement that the Company files after the date of such amendment and (iii) if Holder exercises its demand registration right under such amended Registration Rights Agreement with respect to the Warrants, Holder shall pay all expenses (including the Company’s expenses) relating to the registration of such Warrants.
2.3    Agreement to Comply with the Securities Act; Legend. The Holder agrees to comply in all respects with the provisions of this Section 2.3 and the restrictive legend requirements set forth on the face of this Purchase Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Purchase Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Purchase Warrant and all Shares issued upon exercise of this Purchase Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS PURCHASE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

3.	Transfer.

3.1    General Restrictions. The Holder may transfer or assign this Purchase Warrant to others subject to compliance with or exemptions from applicable securities laws and compliance with this Section 3.1 and Section 3.2. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) business days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2    Restrictions Imposed by the Securities Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company or (ii) a registration statement or a post-effective amendment to the registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission and compliance with applicable state securities law has been established.

4.New Purchase Warrant to be Issued.

4.1    Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax due at the time of exercise or assignment, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

4.2    Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.Adjustments.

5.1    Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1    Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased.

5.1.2    Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

5.1.3    Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 5.1.1 or 5.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

5.1.4    Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 5.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrant initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

5.2    Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of this Purchase Warrant shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 5. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

5.3    Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

6.Reservation. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder.

7.Certain Notice Requirements.

7.1    Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Purchase Warrant, any of the events described in Section 7.2 shall occur, then the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books, as the case may be, for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

7.2    Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon the occurrence of one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed. The Holder shall keep the information provided in such notices confidential unless and until such information is disclosed publicly by the Company.

7.3    Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

7.4    Notices. All notices and other communications provided for in this Purchase Warrant shall be given in writing, addressed to the recipient as follows (or at such other address that shall be specified in a notice given in accordance with this Section 7.4):

If to Holder:            1347 Advisors LLC
150 Pierce Road, 6th Floor
Itasca, IL 60143
Fax No.: 847-952-7079
Attention: President

If to the Company:        1347 Property Insurance Holdings, Inc.
1511 N. Westshore Blvd., Suite 870
Tampa, FL 33607
Fax No.: 813-579-6237
Attention: President

All notices and other communications shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, five days after being deposited in the mail (by registered or certified mail, postage prepaid), and (iii) if delivered by facsimile, when received.

8.	Miscellaneous.

8.1    Amendments. No amendment or modification of this Purchase Warrant shall be valid unless made in writing and signed by each of the Company and Holder.

8.2    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

8.3    Entire Agreement. This Purchase Warrant is the entire agreement of the parties hereto relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Purchase Warrant which are not set forth herein. This Purchase Warrant replaces and supersedes any and all prior discussions and agreements that the parties hereto have had and have entered into with respect to the subject matter hereof.

8.4    Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other individual or entity or other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

8.5    Governing Law. This Purchase Warrant shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware without giving effect to any choice of conflict law provision or rule (whether of the State of Delaware or any other jurisdiction).

8.6    EACH PARTY HERETO, ON BEHALF OF ITSELF AND ITS AFFILIATES AND SUBSIDIARIES, TO THE FULLEST EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO ACKNOWLEDGE THIS WAIVER OF TRIAL BY JURY BY PLACING THEIR INITIALS HERE:
____________                    ___________
Holder                            The Company
8.7    Counterparts; Facsimiles. This Purchase Warrant may be executed in counterparts, each of which may be executed and delivered via facsimile or portable document format (.PDF) electronic delivery with the same validity as if it were an ink-signed document and each of which shall be effective and binding on the parties as of the date first set forth above. Each such counterpart shall be deemed an original and, when taken together with other signed counterparts, shall constitute one and the same Purchase Warrant.

8.8    Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of February, 2015.
1347 PROPERTY INSURANCE HOLDINGS, INC.
By:    ______________________________________________
Name:
Title:

Accepted and agreed:

1347 ADVISORS LLC

By: _______________________________________
Name:
Title:

[Form to be used to exercise Purchase Warrant]
Date: __________, 20___
The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ shares of common stock, par value $0.001 per share (the “Shares”), of 1347 Property Insurance Holdings, Inc., a Delaware corporation (the “Company”), and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given above and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.
Signature ______________________________________
Signature Guaranteed ____________________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Purchase Warrant]
ASSIGNMENT
(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):
FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto the right to purchase shares of common stock, par value $0.001 per share, of 1347 Property Insurance Holdings, Inc., a Delaware corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.
Dated: _____________________, 20__
Signature ______________________________
Signature Guaranteed ____________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.